UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 1, 2011, the Board of Directors (the “Board”) of Anacor Pharmaceuticals, Inc. (the “Company”), upon recommendation by the Compensation Committee of the Board, approved the 2011 base salaries (effective retroactively to January 1, 2011) and target bonuses under the Company’s 2011 cash incentive bonus plan for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in the amounts set forth in the table below. The Board annually evaluates the performance, and determines the compensation of the Company’s executive officers based on the Board’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar life sciences companies.  The Company’s 2011 compensation program includes the 2011 cash incentive bonus plan with pre-defined target payouts as a percentage of base salary based on achievement of corporate and individual objectives.

Named Executive Officer	2011 Base Salary	2011 Target Bonus (1)
David P. Perry, President and Chief Executive Officer	$487,500	50%

Geoffrey M. Parker, Senior Vice President, Chief Financial Officer	$335,000	35%

Kirk R. Maples, Ph.D., Senior Vice President, Program Management	$315,000	35%

Jacob J. Plattner, Ph.D., Senior Vice President, Research	$315,000	35%

Irwin A. Heyman, Ph.D., Senior Vice President, Product Development	$270,000	35%

(1) Target bonus represents a percentage of 2011 base salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer